EXHIBIT (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

Trimeris, Inc.

AT

$3.60 NET PER SHARE

BY

RTM Acquisition Company

a wholly-owned subsidiary

OF

Arigene Co., Ltd.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

12:00 MIDNIGHT, EASTERN TIME, ON MONDAY, NOVEMBER 16, 2009,

UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated October 19, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, relating to an offer by RTM Acquisition Company, a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Arigene Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Arigene”), to purchase for cash all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Trimeris, Inc., a Delaware corporation (“Trimeris”), at a purchase price of $3.60 per Share, net to the seller in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase and the Letter of Transmittal, collectively constitute the “Offer”) enclosed herewith. Holders of Shares whose certificates representing such Shares (the “Certificates”) are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1.	The Offer price is $3.60 per Share, net to the seller in cash, without interest and subject to any required withholding taxes.

2.	The Offer is made for all issued and outstanding Shares.

3.	The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 2, 2009, by and among Arigene, the Purchaser and Trimeris (the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by the Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware, the Purchaser will be merged with and into Trimeris (the “Merger”). Following the effective time of the Merger, Trimeris will continue as the surviving corporation and become a wholly owned subsidiary of Arigene and the separate corporate existence of the Purchaser will cease.

4.	During a meeting held on October 1, 2009, the board of directors of Trimeris (the “Company Board”), by majority vote, (i) declared the Merger Agreement and all of the transactions contemplated thereby (the “Transactions”), including the Offer, the Top-Up Option (as defined in Section 11—“The Transaction Agreements”) and the Merger, fair to, and in the best interests of, Trimeris and its stockholders; (ii) recommended that the stockholders of Trimeris accept the Offer, tender their Shares pursuant to the Offer and vote in favor of the Merger and the Merger Agreement at any meeting of stockholders of Trimeris called to consider the approval of the Merger and the Merger Agreement, if applicable; and (iii) approved the Merger Agreement and authorized the execution, delivery and performance of the Merger Agreement and the negotiation, execution and delivery of any and all agreements, certificates and documents (together with the Merger Agreement, the “Merger Documents”) that may be deemed necessary or advisable to perform the obligations of Trimeris under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement.

5.	The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on Monday, November 16, 2009, unless the Offer is extended.

6.	Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7.	The Offer is conditioned, among other things, upon (i) a majority of the outstanding Shares having been validly tendered, and not properly withdrawn, in response to the Offer (also referred to as the “Minimum Condition,” as further described in Section 15—“Certain Conditions of the Offer”) and (ii) there not having been a Company Material Adverse Effect (as defined and described in Section 15—“Certain Conditions of the Offer”). The Offer is not subject to a financing condition. The Offer is also subject to other important conditions set forth in this Offer to Purchase. See Section 15—“Certain Conditions of the Offer.”

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Arigene and the Purchaser are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Arigene and the Purchaser become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Arigene and the Purchaser will make a good faith effort to comply with that state statute. If, after a good faith effort, Arigene and the Purchaser cannot comply with the state statute, the Purchaser will not make the Offer to, nor will the Purchaser accept tenders from or on behalf of, Trimeris stockholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

Trimeris, Inc.

BY

RTM Acquisition Company

a wholly-owned subsidiary

OF

Arigene Co., Ltd.

AT

$3.60 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated October 19, 2009 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”), pursuant to an offer by RTM Acquisition Company a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Arigene Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Arigene”), to purchase for cash all the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Trimeris, Inc., a Delaware corporation (“Trimeris”), at a purchase price of $3.60 per Share, net to the seller in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal furnished to the undersigned.

Account Number

Number of Shares to be Tendered*:

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated: , 2009

SIGN HERE

Signature(s)

Print Name(s)

Address(es)

Area Code and Telephone Number(s)

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.